Exhibit 99.1

NEWS RELEASE
CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor’s Revenue Grows 37% for Third Quarter of 2009

VALLEY COTTAGE, NY—November 3, 2009—CreditRiskMonitor (OTCBB: CRMZ) reported that revenues increased 37% and 34% to $2.05 million and $5.72 million for the 3 and 9 months ended September 30, 2009, respectively. Cash, cash equivalents and marketable securities at the end of the nine-month period totaled $4.97 million, up $1.10 million from fiscal 2008 year-end.

Jerry Flum, CEO said, “Our revenue continues to be counter-cyclical during these turbulent economic times. Our operating profit for the 3rd quarter was the highest in our history. In addition to the usual metrics for evaluating performance we also utilize cash return on net worth and tangible net worth, as shown in the table below. We are achieving these high rates of return without any long-term debt and with working capital at the highest level in our history.”

	9 Months Ended September 30,
	2009	2008

Net increase in cash, cash equivalents & marketable securities	$1,098,203	$284,178
Net worth at beginning of period	$2,389,514	$1,958,777
Return on net worth	46%	15%
Tangible net worth at beginning of period	$435,054	$4,317
Return on tangible net worth	252%	--N/M--

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 AND 9 MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	3 Months Ended		9 Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Operating revenues	$2,052,310	$1,493,498	$5,717,872	$4,263,138

Operating expenses:
Data and product costs	519,005	456,891	1,584,503	1,335,862
Selling, general and administrative expenses	1,101,815	909,565	3,641,310	2,723,308
Depreciation and amortization	26,533	19,818	75,524	57,829

Total operating expenses	1,647,353	1,386,274	5,301,337	4,116,999

Income from operations	404,957	107,224	416,535	146,139
Other income, net	2,564	6,741	12,907	30,432

Income before income taxes	407,521	113,965	429,442	176,571
Provision for income taxes	1,020	880	3,513	3,237

Net income	$406,501	$113,085	$425,929	$173,334

Net income per share:
Basic and diluted	$0.05	$0.01	$0.05	$0.02

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	Sept. 30,	Dec. 31,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,969,790	$912,591
Marketable securities	--	2,958,996
Accounts receivable, net of allowance	833,320	1,146,066
Other current assets	144,120	237,883

Total current assets	5,947,230	5,255,536

Property and equipment, net	261,038	213,142
Goodwill	1,954,460	1,954,460
Prepaid and other assets	30,365	28,109

Total assets	$8,193,093	$7,451,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$4,787,475	$4,394,803
Accounts payable	46,940	52,758
Accrued expenses	502,812	610,748

Total current liabilities	5,337,227	5,058,309

Other liabilities	--	3,424

Total liabilities	5,337,227	5,061,733

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 25,000,000shares; issued and outstanding 7,849,462 shares	78,494	78,494
Additional paid-in capital	28,319,691	28,279,268
Accumulated deficit	(25,542,319)	(25,968,248)

Total stockholders’ equity	2,855,866	2,389,514

Total liabilities and stockholders’ equity	$8,193,093	$7,451,247

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.